Exhibit 107
Calculation of Filing Fee Tables
S-4
(Form Type)
LEONARDO DRS, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule		Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457	(c)	52,794,105	N/A	$516,854,288	(3)	0.0000927	$47,912.40	(4)
Total Offering Amounts							$516,854,288			$47,912.40
Total Fees Previously Paid										$0.00
Total Fees Offsets										$47,912.40
Net Fee Due										$0.00
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(1)This Registration Statement relates to shares of common stock, par value $0.01 per share (“DRS shares”), of the Registrant estimated to be issuable to the holders of ordinary shares, par value New Israeli Shekel 0.03 per share (“RADA shares”), of RADA Electronic Industries Ltd. (“RADA”), as consideration for the exchange of their RADA shares in the proposed merger (the “merger”) contemplated by the Agreement and Plan of Merger, dated as of June 21, 2022, by and among the Registrant, RADA and Blackstart Ltd, a company organized under the laws of the State of Israel and a wholly owned subsidiary of the Registrant. RADA shares are listed and traded on the NASDAQ Capital Market under the symbol “RADA.”
(2)Based on the maximum number of DRS shares estimated to be issuable upon completion of the merger. This number is equal to the product of (1) the sum of (A) 49,720,294 RADA shares issued and outstanding as of July 15, 2022, and (B) 3,073,811 RADA shares underlying options exercisable for RADA shares, on a fully diluted basis, and (2) 1.00, the number of DRS shares to be issued for each RADA share.
(3)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) and Rule 457(c) of the Securities Act of 1933, as amended. Represents the product of (1) the average of the high and low prices reported on the NASDAQ Capital Market) of $9.79 as of July 27, 2022, and (2) 52,794,105, the estimated maximum amount registered.
(4)Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0000927.
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(q)
Fee Offset Claims	Leonardo DRS	S-1	333- 253583	February 26, 2021		$47,912.40	Equity	Common Stock, par value $0.01 per share	36,685,000	$807,070,000
Fee Offset Source	Leonardo DRS	S-1	333- 253583		March 15, 2021						$77,141.34